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                                                                  EXHIBIT (e)(2)

[ING FUNDS LOGO]

March 30, 2005

Michael Gioffre
Senior Vice President
ING Investment Management Co.
10 State House Square
Hartford, CT 06103-3607

Dear Mr. Gioffre:

      Pursuant to Section 1 of the Sub-Advisory Agreement dated February 25, 2003, as amended, between ING Investments, LLC and ING Investment Management Co. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING GET U.S. Core Portfolio - Series 10, ING GET U.S. Core Portfolio - Series 11, and ING GET U.S. Core Portfolio - Series 12, each a newly established series of ING Variable Insurance Trust (the "Portfolios"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual sub-advisory fees indicated for the Portfolios, is attached hereto.

      AMENDED SCHEDULE A has also been updated to reflect the removal of ING VP Worldwide Growth Portfolio.

      Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Portfolios by signing below.

                                                  Very sincerely,

                                                  Michael J. Roland
                                                  Executive Vice President
                                                  ING Investments, LLC

ACCEPTED AND AGREED TO:
ING Investment Management Co.

By: ___________________________________________________

Name: _________________________________________________

Title: ______________________________, Duly Authorized

7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000         ING Investments, LLC
Scottsdale, AZ 85258-2034         Fax: 480-477-2744            www.ingfunds.com

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                               AMENDED SCHEDULE A

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                          ING INVESTMENT MANAGEMENT CO.

                                                           ANNUAL SUB-ADVISORY FEE
NAME OF FUND                                    ---------------------------------------------
------------                                    (as a percentage of average daily net assets)
ING GET U.S. Core Portfolio - Series 1                     0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 2                     0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 3                     0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 4                     0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 5                     0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 6                     0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 7                     0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 8                     0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 9                     0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 10                    0.1125% Offering Period
                                                           0.270% Guarantee Period

                                                           ANNUAL SUB-ADVISORY FEE
NAME OF FUND                                    ---------------------------------------------
------------                                    (as a percentage of average daily net assets)
ING GET U.S. Core Portfolio - Series 11                    0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Core Portfolio - Series 12                    0.1125% Offering Period
                                                           0.270% Guarantee Period

ING GET U.S. Opportunity Portfolio - Series 1              0.1125% Offering Period
                                                           0.3375% Guarantee Period

ING GET U.S. Opportunity Portfolio - Series 2              0.1125% Offering Period
                                                           0.3375% Guarantee Period